UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Eversource Energy
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

ADDITIONAL INFORMATION REGARDING THE

2020 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON

MAY 6, 2020

The following Notice of Change of Location relates to the proxy statement of Eversource Energy (the “Company”), dated March 26, 2020.  The notice is being made available to shareholders of the Company in connection with the solicitation of proxies by the Board of Trustees of the Company for use at the Annual Meeting of Shareholders (“Annual Meeting”).  The Annual Meeting will be held on Wednesday, May 6, 2020.  This supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on the Company’s website at www.eversource.com on or about April 6, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 6, 2020

FOR IMMEDIATE RELEASE

Eversource Energy Changes its Annual Meeting of Shareholders to a Virtual Format

HARTFORD, Conn. and BOSTON, Mass. (April 6, 2020) — Eversource Energy (NYSE: ES) today announced that the location of its Annual Meeting has been changed for 2020 to a virtual-only format.  This action was taken in response to the public health and safety concerns related to the novel coronavirus (COVID-19) pandemic and the recommendations made and limitations imposed by governmental authorities.

As previously announced, the Annual Meeting will be held on Wednesday, May 6, 2020 at 10:30 a.m., Eastern Time.  Online access to the meeting will begin at 10:00 a.m. Eastern Time.  Shareholders will not be able to attend the meeting in person.

Attending the Virtual Meeting as a Shareholder of Record

Shareholders of record as of March 11, 2020 (i.e., those who held shares in their own names as reflected in the records of our transfer agent, Computershare) may attend the Annual Meeting by accessing http://www.meetingcenter.io/243957122 and entering the 15-digit control number on the Proxy Card or Notice of Availability of Proxy Materials they previously received, and the Annual Meeting password ES2020.

Registering to Attend the Annual Meeting as a Beneficial Owner

Beneficial owners of record as of March 11, 2020 (those who held shares in an account at a bank, broker or other nominee) will need to obtain a Legal Proxy from their bank, broker or other nominee.  Once beneficial owners have received a Legal Proxy from their bank, broker or other nominee, they should email that Legal Proxy to our transfer agent, Computershare, at legalproxy@computershare.com and should label it “Legal Proxy” in the subject line.  Those beneficial owners should include their names and an image of their Legal Proxy in the email.  Requests for registration must be received by Computershare no later than 5:00 p.m. Eastern Time, on May 1, 2020.  Beneficial owners will then receive a confirmation of their registration, with a control number, by email from Computershare.  At the time of the Annual Meeting, they should go to http://www.meetingcenter.io/243957122 and enter their control number and the Annual Meeting password ES2020.

Submitting Questions Before or During the Meeting

Those shareholders attending the Annual Meeting as a shareholder of record or registered beneficial owner may submit questions prior to or during the Annual Meeting by accessing the meeting center at http://www.meetingcenter.io/243957122, entering their control number and the Annual Meeting password ES2020, and clicking on the message icon in the upper right-hand corner of the page.  To return to the main page, click the “I” icon at the top of the screen.  Please refer to the Rules of Conduct for the Annual Meeting that are available in the meeting center at the website address above.

Voting Shares

Those shareholders who have not already voted their shares in advance, provided they are a registered shareholder with a control number or beneficial shareholder that has submitted a Legal Proxy and has received a control number from Computershare, will also be able to vote their shares electronically during the Annual Meeting by clicking on the “Cast Your Vote” link on the meeting center site.  Whether or not they plan to attend the Annual Meeting, all shareholders are urged to vote and submit their proxies in advance of or at the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting.

Please note that the Notice of Availability of Proxy Materials and the proxy card or voting instruction form included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote shares in connection with the Annual Meeting.

If You Need Assistance

Technical assistance for shareholders or their proxies will be available before or during the Annual Meeting by going to https://support.vevent.com/ or clicking on “Technical Support” once they have logged into the meeting center.

About Eversource Energy

Eversource Energy has approximately 336 million common shares outstanding and operates New England’s largest energy delivery system.  It serves approximately 4 million electric, natural gas and water customers in Connecticut, Massachusetts and New Hampshire.

CONTACT:

Jeffrey R. Kotkin

(860) 665-5154